KRAMER LEVIN NAFTALIS & FRANKEL LLP

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                                            May 26, 2004






Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10020

         Re:      Cortland Trust, Inc.
                  Registration No. 2-94935


Gentlemen:

     We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.

                                       Very truly yours,



                                       /s/ Kramer Levin Naftalis & Frankel LLP